AGREEMENT

         THIS AGREEMENT dated as of February 21, 1995 is between John Wilbur Hicks ("Hicks") of 312 Howard Street, Northborough, MA 01532 and Optical Corporation of America, a Massachusetts corporation ("CCA") having a place of business at 170 Locke Drive, Marlborough, MA 01752. In consideration of the mutual agreements set forth herein, Hicks and OCA agree as follows:

A.       Consulation and Cooperation.

         During the Term of this Agreement, Hicks will advise and consult with OCA in the following Field of Cooperation, namely the application of thin-film coating technology available to OCA to the production by OCA of components and products incorporating those components useful in fiber-optic systems ("Products").

         OCA recognizes that Hicks is developing overall fiber-optic systems for information distribution to and from multiple users. The parties recognize that OCA product development and design may require discussion and consideration with Hicks of overall systems performance requirements. However, nothing in this Agreement will give OCA any rights (i) to require Hicks to provide his proprietary overall systems know-how to third parties on OCA's behalf, or (ii) to any share of compensation which Hicks may receive from third parties for the provision of such overall systems know-how and design which is outside the scope of the services Hicks will provide OCA under this Agreement. OCA will not require that thin-film devices be used or specified by Hicks in such systems. Hicks will not require OCA to provide Hicks, his Affiliates or licensees, with products conceived of or developed by OCA during the Term of this Agreement or under license to OCA from Hicks or his Affiliates.

B.       Contact Within OCA

         Until further notice, OCA has designated Michael A Scobey, its Vice President, to act on its behalf for the purposes of this Agreement.

C.       Term and Compensation

         Hicks will provide advisory and consulting services to OCA in the Field of Cooperation for a period of five (5) years from the date of this Agreement.

         As compensation for such services, OCA will pay Hicks a fee of Six Thousand Dollars ($6,000.00) upon execution of this Agreement and a further fee of Eighteen Thousand Dollars ($18,000.00) per year for each year of the Term payable in equal monthly installments (the "Consulting Fee").

         For each year of the Term after the first, the Consulting Fee shall be adjusted, upwards or downwards, as the case may be, by multiplying the Consulting Fee paid for the prior year by the percentage increase or decrease as the case may be, in the Consumer Price index during the course of such prior year. For the purposes hereof, the term

         "Consumer Price Index" refers to the "Consumer Price Index All Cities" published by the Bureau of Labor Statistics, U.S. Department of Labor, during such prior year (or its generally recognized successor index).

D.       OCA's Rights to License Technology of Hicks and Affiliates

         Upon written request by OCA, Hicks will license U.S. Patent #4,768,849 (the "Patent") to OCA with the exclusive right to produce or have produced Products covered by the Patent for applications involving Optical wavelengths which are greater than 1.1u for the remaining life of the Patent. OCA may produce or have produced Products covered by the Patent for applications involving Optical wavelenghs which are less than 1.1u but only for sale to Hicks or a designated affiliate, unless Hicks shall otherwise consent in writing. Hicks shall not purchase Products covered by the Patent for applications involving optical wavelengths which are less than 1.1u from a source other than OCA without first haven given OCA the opportunity to propose to build such Product for Hicks at a competitive price. If OCA elects not to make such a proposal or if Hicks purchases such Product from a source other than OCA, Hicks or an affiliate shall pay OCA a royalty of five percent (5%) of the net sales of such Product.

         As compensation for all the rights of use described in the preceding paragraph, OCA will pay to or on the direction of Hicks, or to his designated Affiliate, a royalty of two percent (2%) of the net sales of the Product.

         Commencing with the second year of the Term, one-half of the Consulting Fee paid to Hicks by OCA pursuant to the foregoing Paragraph C will be considered to be payment pro tanto of any royalties due Hicks pursuant to this Paragraph D from Products sales by OCA (the "Running Royalties") but in any year, Hicks will receive no less than fifty percent (50%) of the Consulting Fee plus fifty percent (50%) of the Running Royalty. Should Hicks decide not to obtain or maintain patent coverage for Products, or technologies falling within the Field of Cooperation, Hicks will give OCA prompt written notice of his intentions and OCA will be free thereafter to pursue or maintain the coverage OCA's expense and Hicks will assign such patent to OCA.

E.       Other  Patents  Obtained  by OCA or  Hicks  During  the  Term  of  this
         Agreement

         During the term of this Agreement Product concepts within the Field of Cooperation will be disclosed by Hicks to OCA and, OCA will have six
         (6) months in which to decide if it will seek patent protection for the inventions which incorporate the concepts. Should OCA decline, Hicks will be free to pursue coverage at Hicks' expense. Except as hereinafter provided, no additional compensation will be due Hicks from OCA or due OCA from Hicks for use of such patents.

         Hicks will provide any necessary non-monetary support to OCA reasonably required for the preparation, submission and prosecution of patents initially prepared during the Term of this Agreement. OCA will reimburse Hicks for travel and incidental expenses incurred at OCA's request for patent related work.

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

         If OCA elects to seek patent protection for the inventions which incorporate the Product concepts within the Field of Cooperation which are disclosed by Hicks to OCA, but thereafter chooses not to produce or have produced Products covered by such patents, upon request by Hicks, OCA will grant to Hicks or an Affiliate the right to produce or have produced Products covered by such patents for the remaining life of such Patents. For such rights, if exercised, Hicks or an Affiliate will pay OCA a royalty of twelve (12%) of the net sales of the Products.

F.       Discontinuance: Defense Expense

         In either case, once the original patent holder, applicant or assignee, having given due notice to the other party, discontinues prosecution or maintenance, no royalty will be due for Products produced under the abandoned coverage.

         The burden of defense and the litigation expenses associated with defense of patents will be first borne by the party holding the patent or applying for patent coverage and each such party herein agrees to carry out such defense with dilligence. However, should either Hicks or OCA anticipate costs or difficulties such that they cannot prudently proceed with defense, each agrees to advise the other in timely fashion so that the other can opt to proceed with defense. In such a case, future royalties due under licese of the challenged patent or patents will first be applied to the costs of defense.

G.       Confidentiality

         OCA has attached to this letter the Confidentiality and Non-Disclosure Agreement with Hicks dated September 16, 1994 (the "Attachment"), the terms and provisions of which are incorporated herein by reference.

H.       General

         This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, as well as any Affiliate of either party. For the purposes of this Agreement the term "Affiliate" shall mean any individual who is related to a party and any other person, firm or corporation which controls, is controlled by, or is under common control with either party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as an instrument under seal all as of the day and year first above written.

OPTICAL CORPORATION OF AMERICA



By:  /s/ John D. Viggiano                          /s/ John Wilbur Hicks
    ---------------------------------          ---------------------------------
         John D. Viggiano                              John Wilbur Hicks
         Its Vice-President


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